EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement, on Amendment No. 1 to Form S-4 of our report dated February 1, 2005, with respect to the consolidated statement of financial condition of AmericanWest Bancorporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the three years ended December 31, 2004, and our report dated April 15, 2005, with respect to AmericanWest Bancorporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in the annual report on Form 10-K, as amended, of AmericanWest Bancorporation for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Everett, Washington

January 19, 2006